SUBSCRIPTION FOR COMMON SHARES
                                 (U.S. Insider)

TO:               INFOWAVE SOFTWARE, INC.
                  (the "Corporation")

            The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase 5,990,909 common shares in the capital of the Corporation (the "Common Shares") at a price of Cdn.$0.22 per Common Share (the "Subscription Price"), for an aggregate Subscription Price of Cdn.$1,317,999.98, on the terms and conditions set out in sections 1 to 24 below.

            The Subscriber acknowledges and agrees that this subscription is part of a greater offering of up to Cdn.$8,000,000 of units of the Corporation (the "Offering") but that the Subscriber is not entitled to the warrant portion of the units because the Subscriber is an insider of the Corporation. A copy of the term sheet outlining certain details of the Offering is attached hereto as Schedule "A".

            DATED at the City of St. Paul, in the State of Minnesota, this 31st day of March, 2004.


Gerald L. Trooien                               10 River Park Plaza #800
---------------------------------------------   --------------------------------
(Name of Subscriber - please print)             Subscriber's Address

by:                                             St. Paul, MN 55107
   ------------------------------------------   --------------------------------
  (Official Capacity or Title - please print)


/s/ Gerald L. Trooien                           651-641-1111
---------------------------------------------   --------------------------------
Authorized Signature                            (Telephone Number)

                                                651-641-1244
---------------------------------------------   --------------------------------
(Please print name of individual whose          (Facsimile Number)
signature appears above if different than the name of the Subscriber printed above).

Details of Beneficial Purchaser If Not Same as Subscriber:


---------------------------------------------   --------------------------------
(Name - please print)                           (Beneficial Purchaser's Address)


---------------------------------------------   --------------------------------


---------------------------------------------   --------------------------------
(if space is inadequate please attach a
schedule containing the necessary
information)

Registration Instructions:                      Delivery Instructions:

Gerald L. Trooien                               Gerald L. Trooien
---------------------------------------------   --------------------------------
Name                                            Name


---------------------------------------------   --------------------------------
Account reference, if applicable                Account reference, if applicable

10 River Park Plaza #800
---------------------------------------------   --------------------------------
Address                                         Contact Name

St. Paul, MN 55107                              10 River Park Plaza #800
---------------------------------------------   --------------------------------
                                                Address

                                                651-641-1111
---------------------------------------------   --------------------------------
                                                Telephone Number

                                                651-641-1244
---------------------------------------------   --------------------------------
                                                Facsimile Number

                                     * * * *

Present Ownership of Securities

The Subscriber either [check appropriate box]:

|_| owns directly or indirectly, or exercises control or direction over, no Common Shares or securities convertible into Common Shares; or

|X| owns directly or indirectly, or exercises control or direction over, 44,439,718 Common Shares and convertible securities entitling the Subscriber to acquire an additional 22,219,859 Common Shares.

This subscription is accepted by Infowave Software, Inc. this 31st day of March, 2004.

INFOWAVE SOFTWARE, INC.


Per: /s/ George Reznik
     ------------------------------
     Authorized Signatory

The Common Shares will be subject to a hold period under the applicable Securities Laws of the Selling Jurisdictions in Canada of four months from the Closing Date and the certificates evidencing the Common Shares will bear a legend to that effect. Consequently, the Common Shares may only be resold during such period in accordance with appropriate statutory exemptions from the prospectus requirements of the applicable Securities Laws of the Selling Jurisdictions in Canada or if appropriate consents or discretionary orders have been obtained. Subscribers are advised to consult their own legal advisors in this regard.

1. Defined Terms.

In addition to the terms defined above, the following capitalized terms used in this Subscription Agreement have the following meanings:

"Agency Agreement" means the agency agreement to be entered into between the Corporation and the Agents;

"Agents" means Canaccord Capital Corporation and Pacific International Securities, Inc.;

"business day" means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia;

"Closing" means the closing on the Closing Date of the transaction of purchase and sale in respect of the Common Shares and the Offering as contemplated by this Subscription Agreement;

"Closing Date" means on or about March 31, 2004, or such other date as agreed to by the Subscriber and the Corporation;

"Closing Time" means 2:00 p.m. (Vancouver time) or such other time as the Subscriber and the Corporation may agree;

"Common Share" means a common share in the capital of the Corporation;

"Securities Laws" means the securities laws, regulations and rules, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulators of all of the Selling Jurisdictions or, as the context may require, any one or more of the Selling Jurisdictions;

"Securities Regulators" means the securities commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires;

"Selling Jurisdictions" means the Provinces of British Columbia, Alberta, Manitoba and Ontario and such other jurisdictions in Canada and outside of Canada, which are agreed to by the Corporation and the Agents; and "Selling Jurisdiction" means, in the case of any subscriber, the province of Canada or other jurisdiction in which such Subscriber is resident; and

"Subscription Agreement" means the agreement resulting from the acceptance by the Corporation of the Subscriber's offer constituted hereby.

All references herein to monetary amounts are to lawful money of Canada, unless otherwise specified.

2. Delivery and Payment. The Subscriber agrees to deliver to Blake, Cassels & Graydon LLP, counsel to the Corporation, at the following address:

            Blake Cassels & Graydon LLP
            Suite 2600 - Three Bentall Centre
            595 Burrard Street
            P.O. Box 49314
            Vancouver, BC V7X 1L3

            Attn: Michael Raven
            Fax: (604) 631-3309

as soon as possible and, in any event, not later than 12:00 noon (Vancouver time) on March 31, 2004 the following:

      (a)   a completed and executed copy of this Subscription Agreement;

      (b) a completed and duly executed Private Placement Questionnaire and Undertaking in the form attached hereto as Schedule "B";

      (c) a completed and duly executed copy of the U.S. Accredited Investor Certificate which is attached to the Subscription Agreement as Schedule "C";

      (d)   all other documents as may be required; and

      (e) a certified cheque or bank draft made payable to Infowave Software, Inc. in same day freely transferable Canadian funds at par in Vancouver, representing the aggregate purchase price payable by the Subscriber for the Common Shares set out first page of this Subscription Agreement herein.

3. Closing. The Closing will be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, B.C. V7X 1L3 at the Closing Time on the Closing Date, all in accordance with the Agency Agreement.

The Subscriber acknowledges that the Common Shares will be available for delivery upon Closing against payment of the amount of the aggregate purchase price for the Common Shares provided that the Subscriber has satisfied the requirements of Section 2 hereof and the Corporation has accepted this Subscription Agreement.

It is a condition of Closing that all documents required to be completed and signed in accordance with Section 2 hereof be received prior to the Closing Time.

4. Subscriber's Acknowledgements. The Subscriber acknowledges and agrees with the Corporation (which acknowledgements and agreements shall survive the Closing) that:

      (a) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Common Shares;

      (b) the sale and delivery of the Common Shares is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Common Shares under the Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

      (c) the Common Shares are subject to resale restrictions under the Securities Laws and the Subscriber (and, if applicable, others for whom it is contracting hereunder) will comply with all relevant Securities Laws concerning any resale of the Common Shares and will consult with its legal advisors with respect to complying with all restrictions applying to such resale;

      (d) none of the Common Shares have been or will be registered under the United States Securities Act of 1933 (the "1933 Act") or the securities laws of any state and such securities may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Rule 902 of Regulation S promulgated under the 1933 Act ("Regulation S"), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) (a "U.S. Person") unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any of the Common Shares;

      (e) the Subscriber may not offer, sell or transfer the Common Shares within the United States or to, or for the account or benefit of, a U.S. Person, unless the Common Shares are registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirements is available;

      (f) the purchase of the Common Shares has not been made through or as a result of any general solicitation or general advertising or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Common Shares has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display or as part of a general solicitation;

      (g) no prospectus or offering memorandum within the meaning of the Securities Laws has been delivered to or summarized for or seen by the in connection with the Offering and the Subscriber is not aware of any prospectus or offering memorandum having been prepared by the Corporation;

      (h) in purchasing the Common Shares, the Subscriber has relied solely upon publicly available information relating to the Corporation and this Subscription Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation or any employee, agent or affiliate thereof or any other person associated therewith. The Subscriber, on its own behalf and on behalf of others for whom the Subscriber is contracting hereunder, has acknowledged that the decision to purchase the Common Shares was made on the basis of currently available public information and this Subscription Agreement;

      (i) the Common Shares are being offered for sale on a "private placement" basis;

      (j) the Subscriber is solely responsible for obtaining such tax and legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to in the Section below entitled "Representations, Warranties and Covenants");

      (k) in accepting this Subscription Agreement, the Corporation is relying upon the representations and warranties and acknowledgements of the Subscriber set out herein including, without limitation, in connection with determining the eligibility of the Subscriber or (if applicable) the eligibility of others on whose behalf the Subscriber is contracting hereunder to purchase Common Shares under the Securities Laws. The Subscriber hereby agrees to notify the Corporation immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber or the beneficial purchaser contained in this Subscription Agreement which takes place prior to Closing;

      (l) the Common Shares are subject to the terms, conditions and provisions of this Subscription Agreement (including the schedules hereto), the constating documents of the Corporation and the Agency Agreement;

      (m) the certificates evidencing the Common Shares will bear a legend regarding restrictions on transfer as required pursuant to applicable Securities Laws, including applicable federal and state securities laws of the United States;

      (n) the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus and may be relying on an exemption from the requirement to sell securities through a person or company registered to sell securities under the Securities Laws or other applicable securities legislation and, as a consequence of acquiring Common Shares pursuant to these exemptions, certain protections, rights and remedies provided by the Securities Laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber;

      (o) because the Subscriber is not purchasing the Common Shares under a prospectus, the Subscriber will not have the civil protections, rights and remedies that would otherwise be available to the Subscriber under the Securities Laws in the Selling Jurisdictions in Canada, including statutory rights of rescission or damages;

      (p) no person has made to the Subscriber any written or oral representations:

            (i)   that any person will resell or repurchase the Common Shares;

            (ii) that any person will refund the purchase price of the Common Shares;

            (iii) as to the future price or value of the Common Shares; or

            (iv) that the Common Shares will be listed and posted for trading on any stock exchange or that application has been made therefor; and

      (q) the Subscriber certifies that it is not a resident of British Columbia and acknowledges that:

            (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares;

            (ii) there is no government or other insurance covering the Common Shares;

            (iii) there are risks associated with the purchase of the Common
                  Shares;

            (iv) there are restrictions on the Subscriber's ability to resell the Common Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Common Shares; and

            (v) the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Common Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Subscriber.

5. Conditions of Closing. The Subscriber acknowledges and agrees that as the sale of the Common Shares will not be qualified by a prospectus, such sale is subject to the condition that it will sign and return to the Corporation all relevant documentation required by the Securities Laws. The Subscriber acknowledges and agrees that the Corporation may be required to provide the Securities Regulators with a list setting forth the identities of the beneficial purchasers of the Common Shares. Notwithstanding that the Subscriber may be purchasing Common Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

            In the event that the purchase of the Common Shares pursuant to the provisions of this Subscription Agreement does not occur, the Subscription Agreement will be returned to the Purchaser, together with any payment that has been made in respect of the Common Shares, and the obligations of the parties hereto shall thereupon terminate.

6. Acceptance of Offer to Purchase. The acceptance by the Corporation of the Subscriber's irrevocable offer to purchase the Common Shares shall constitute an agreement by the Corporation with the Subscriber that the Subscriber shall have, in respect of such Common

Shares, the benefits of the representations, warranties and covenants of the Corporation made by the Corporation contained in the Agency Agreement.

7. Representations, Warranties and Covenants. The Subscriber hereby represents, warrants to, and covenants with (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder) the Corporation (and acknowledges that the Corporation is relying on them) which representations, warranties and covenants shall survive the Closing that:

      (a) the Subscriber is resident in the jurisdiction set out on the first or second page of this Subscription Agreement above as the "Subscriber's Address";

      (b) the Subscriber is purchasing the Common Shares as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Common Shares;

      (c) the offering and sale of the Common Shares to the Subscriber or beneficial purchaser is exempt from the prospectus requirements of applicable Securities Laws;

      (d) neither the Subscriber nor any party on whose behalf it is acting has been created or is being used primarily to permit the purchase of the Common Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

      (e) the Subscriber has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

      (f) the Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber's financial, investment or business experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and the Subscriber or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic loss of its investment;

      (g) this subscription has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

      (h) the delivery of this subscription, the acceptance of it by the Corporation, the issuance of the Common Shares to the Subscriber complies with all applicable laws of the Subscriber's jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws;

      (i) the Subscriber has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

      (j) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined in the applicable Securities
            Laws) in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge of this particular transaction;

      (k) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which he is or may be bound or the termination of any such agreement;

      (l) the Subscriber will execute and deliver within the approved time periods, all documentation as may be required by applicable securities legislations to permit the purchase of the Common Shares on terms herein set forth; and

      (m) if required by applicable Securities Laws, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Common Shares as may be required.

8. Covenants of the Company. The Corporation covenants and agrees with the Subscriber as follows:

      (a) the Corporation will promptly comply with all filing and other requirements under all applicable Securities Laws; and

      (b) on the Closing Date, the Corporation will have taken all necessary steps to duly and validly create and issue the Common Shares.

9. Acknowledgements. The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Corporation and its legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Common Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the Common Shares on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the time of Closing and that they shall survive the purchase by the Subscriber of the Common Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Common Shares. The Corporation and its legal counsel shall be entitled to rely on the representations and warranties of the undersigned contained in this paragraph, and the Subscriber shall indemnify and hold harmless the Corporation and its legal counsel for any loss, costs or damages any of them may suffer as a result of any misrepresentations of the undersigned.

10. Commission to Agents. The Subscriber understands that no commission or other compensation will be paid to the Agents in connection with this subscription but that commissions and other compensation has been paid in connection with other subscriptions under the Offering.

11. Nature of Subscription. This subscription is irrevocable.

12. Delivery of Securities. The Subscriber hereby authorizes and directs the Corporation to deliver certificates representing the Common Shares to the residential or business address indicated in this subscription.

13. Return of Subscription Funds. The Subscriber hereby authorizes and directs the Corporation to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

14. Acceptance of Subscription. This subscription may be accepted in whole or in part by the Corporation at its sole discretion and the right is reserved to the Corporation at its sole discretion to allot to any Subscriber less than the amount of Common Shares subscribed for. Confirmation of acceptance or rejection of this subscription will be forwarded to the Subscriber promptly after the acceptance or rejection of the subscription by the Corporation. If this subscription is rejected in whole, the cheque(s) delivered by the Subscriber to the Corporation representing the purchase price for the Common Shares subscribed for herein will be promptly returned to the Subscriber, without interest. If this subscription is accepted only in part, a cheque representing the portion of the purchase price representing that portion of the subscription for the Common Shares which is not accepted will promptly be delivered to the Subscriber, without interest.

15. Costs. All costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel obtained by the Subscriber) relating to the sale of the Common Shares to the Subscriber shall be borne by the Subscriber whether or not this Subscription is accepted by the Corporation.

16. Execution of Subscription Agreement. The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

17. Conditional upon TSX Approval. Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving the Toronto Stock Exchange's approval of this subscription and the transactions contemplated hereby.

18. Governing Law. The contract arising out of this subscription shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

19. Survival of Representations and Warranties. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

20. Assignment. The terms and provisions of this Subscription Agreement shall be binding upon the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided however, that: (a) this Agreement may not be assigned by the Subscriber without the consent of the Corporation, in its sole discretion, other than the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner; and (b) the Corporation cannot consent to the assignment of this Agreement without the consent of the Subscriber, acting reasonably. The benefits and the obligations of this Subscription Agreement, insofar as they apply to the Subscriber, shall pass with any assignment or transfer of the Common Shares.

21. Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) constitutes the entire agreement between the Subscriber and the Corporation relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

22. Effective Date. The Subscription Agreement is intended to and shall take effect on the date that it has been accepted by the Corporation.

23. Time of Essence. Time shall be of the essence of this subscription.

24. Collection of Information. The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber's personal information for the purpose of fulfilling this Subscription Agreement. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by the Securities Laws to provide the Securities Regulators with any personal information provided by the Subscriber, according to the requirements of the Securities Laws.

                                  SCHEDULE "A"

                             INFOWAVE SOFTWARE, INC.
                                    (TSX: IW)

                                   TERM SHEET

                                PRIVATE PLACEMENT

--------------------------------------------------------------------------------

Issuer:                             Infowave Software, Inc. ("Infowave")

Agents:                             Canaccord Capital Corporation and Pacific
                                    International Securities, Inc.

Nature Of Offering:                 Private Placement on a commercially
                                    reasonable efforts basis without an offering memorandum.

Offering Size:                      That number of units ("Units") to raise
                                    gross proceeds of a maximum of Cdn. $8.0 million.

Offering Price:                     Cdn.$0.22 per Unit.

Units: Each Unit will consist of one common share ("Common Share") and one half of one share purchase warrant ("Warrant").

Warrant: Each whole Warrant will be exercisable into one Common Share for a period of two years from closing at a price of Cdn.$0.29.

Offering Jurisdiction:              Ontario, British Columbia, Manitoba and
                                    Alberta and in such other jurisdictions in Canada and outside of Canada which are agreed to by the Company and the Agents. The
                                    Units and Receipts may be sold into the
                                    United States pursuant to certain U.S.
                                    private placement exemptions.

Exemptions/Qualification:           4 month hold (Canada); AIF qualification.

Proposed Use of
Proceeds:                           The proceeds from the Offering will be used
                                    by the Company for research and development, sales and marketing and for working capital purposes.

Commission:                         7.5% cash & 10% Agents' Warrants.

Agents' Warrants:                   Agents' Warrants will be exercisable for
                                    Units at a price of Cdn.$0.29 per Unit with each Unit comprised of one Common Share and one half of one whole Warrant. The Agents'
                                    Warrants shall be on the same terms as the Warrants under the Offering.

Corporate Finance
 Fee:                               300,000 Units.

Closing Date:                       On or about March 8, 2004.

                                  SCHEDULE "B"

                             TORONTO STOCK EXCHANGE

                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                  QUESTIONNAIRE

1.    DESCRIPTION OF TRANSACTION

(a)   Name of Issuer of the Securities: Infowave Software, Inc.

(b) Number and Description of the Securities to be Purchased: 5,990,909 Common Shares.

(c)   Purchase Price: Cdn.$0.22 per Common Share

2.    DETAILS OF PURCHASER

(a)   Name of Purchaser :.Gerald L. Trooien

(b)   Address: 10 River Park Plaza, Suite 800, St. Paul, MN 55107

(c) Names and addresses of persons having a greater than 10% beneficial interest in the Purchaser: N/A

3.    RELATIONSHIP TO ISSUER

(a) Is the Purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? Is so, state the capacity in which the Purchaser (or person named in response to 2(c)) qualifies as an insider.

Yes, shareholder and director
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(b) If the answer to (a) is "no", are the Purchaser and the issuer controlled by the same person or company? If so, give details.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4.    DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the Purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TO: TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at St. Paul, MN this 31st day of March, 2004.

                                        Gerald L. Trooien
                                        ----------------------------------------
                                        (Name of Purchaser - please print)


                                        /s/ Gerald L. Trooien
                                        ----------------------------------------
                                        (Authorized Signature)

                                        ----------------------------------------
                                        (Official Capacity - please print)

                                        ----------------------------------------
                                        (please print here name of individual
                                        whose signature appears above, if
                                        different from name of purchaser printed above)

                                  SCHEDULE "C"

                      U.S. ACCREDITED INVESTOR CERTIFICATE

The Subscriber understands and agrees that the Common Shares (the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws, and the Common Shares are being offered and sold by the Corporation to the Subscriber in reliance upon Rule 506 of Regulation D under the 1933 Act.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Corporation and acknowledges that the Corporation is relying thereon) that:

      (a) it is purchasing the Common Shares for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

      (b) it satisfies one or more of the categories of "accredited investor" indicated below (the Subscriber must initial the appropriate line(s)):

            Category 1.   A bank, as defined in Section 3(a)(2) of the 1933 Act,
      ------              whether acting in its individual or fiduciary
                          capacity; or

            Category 2.   A savings and loan association or other institution as
      ------              defined in Section 3(a)(5)(A) of the 1933 Act, whether
                          acting in its individual or fiduciary capacity; or

            Category 3.   A broker or dealer registered pursuant to Section 15
      ------              of the United States Securities Exchange Act of 1934;
                          or

            Category 4.   An insurance company as defined in Section 2(13) of
      ------              the 1933 Act; or

            Category 5.   An investment company registered under the United
      ------              States Investment Company Act of 1940; or

            Category 6.   A business development company as defined in Section
      ------              2(a)(48) of the United States Investment Company Act
                          of 1940; or

            Category 7.   A small business investment company licensed by the
      ------              U.S. Small Business Administration under Section 301
                          (c) or (d) of the United States Small Business
                          Investment Act of 1958; or

            Category 8.   A plan established and maintained by a state, its
      ------              political subdivisions or any agency or
                          instrumentality of a state or its
                          political subdivisions, for the benefit of its employees, with total assets in excess of U.S.
                          $5,000,000; or

            Category 9.   An employee benefit plan within the meaning of the
      ------              United States Employee Retirement Income Security Act
                          of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

            Category 10.  A private business development company as defined in
      ------ Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

            Category 11.  An organization described in Section 501(c)(3) of the
      ------ United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

        GT  Category 12.  Any director or executive officer of the Corporation;
      ------              or

            Category 13.  A natural person whose individual net worth, or joint
      ------ net worth with that person's spouse, at the date hereof exceeds U.S.$1,000,000; or

            Category 14.  A natural person who had an individual income in
      ------ excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

            Category 15.  A trust, with total assets in excess of U.S.
      ------ $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

            Category 16. Any entity in which all of the equity owners meet the
      ------              requirements of at least one of the above categories;

      (c) it agrees that if it decides to offer, sell or otherwise transfer the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

            (i)   the transfer is to the Corporation;

            (ii) the transfer is made outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

            (iii) the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws; or

            (iv) the Securities are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and it has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Corporation;

      (d) it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. AT ANY TIME THE COMPANY IS A "FOREIGN ISSUER" AS DEFINED IN RULE 902 UNDER THE 1933 ACT, AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE COMPANY'S TRANSFER

                  AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY'S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

            provided, that if the Securities are being sold under clause (b) above, at a time when the Corporation is a "foreign issuer" as defined under Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration to the Corporation and its transfer agent in the form prescribed by the Corporation, to the effect that the sale of the Securities is being made in compliance with Regulation S under the 1933 Act, provided further that if any of the Common Shares are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Corporation's transfer agent of an opinion satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

      (e) it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

      (f) it understands and acknowledges that the Corporation has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities in the United States;

      (g) the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Common Shares is the address listed as the "Subscriber's Address" on the signature page of the Subscription Agreement;

      (h) it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

      (i) it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities; the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Securities;

      (j) it understands and acknowledges that the Corporation is not obligated to remain a "foreign issuer" (as such is defined in Rule 405 promulgated under the 1933 Act);

      (k) it understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

      (l) it is acquiring the Securities for its own account and not on behalf of any other person for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal and state securities laws;

The capitalized terms not defined in this Schedule "C" shall have the meanings ascribed to them in the Subscription Agreement.

If a Corporation, Partnership or Other           If an Individual:
Entity:

                                                 /s/ Gerald L. Trooien
---------------------------------------          -------------------------------
Name of Entity                                   Signature

                                                 Gerald L. Trooien
---------------------------------------          -------------------------------
Type of Entity                                   Print or Type Name


---------------------------------------
Signature of Person Signing


---------------------------------------
Print or Type Name and Title of Person
Signing